[SPSS LOGO]


FOR IMMEDIATE RELEASE:
Feb. 17, 2004
Contact:              Edward Hamburg             Nicole Junas
                      SPSS Inc.                  SPSS Inc.
                      Executive VP/CFO           Investor Relations
                      312.651.3000               800.457.0161
                                                 E-mail:  INVEST@SPSS.COM


       SPSS INC. REPORTS RESULTS FOR 2003 FOURTH QUARTER AND FISCAL YEAR

CHICAGO, IL. (USA), Feb. 17, 2004 -- SPSS Inc. (NASDAQ: SPSS), a global provider of predictive analytics technology and services, today announced results for its fourth quarter and fiscal year ended Dec. 31, 2003.

Revenues and diluted earnings per share were $58.5 million and $0.23 in the quarter and $211.0 and $0.63 in the 2003 fiscal year, as compared to $54.0 million and a loss per share of $(0.05) in the 2002 fourth quarter and $209.3 million and a loss per share of $(0.47) in the 2002 fiscal year, respectively. Included in 2003 results are charges of $8.3 million primarily related to the company's acquisition of DataDistilleries and termination of its Siebel CRM implementation, as well as a gain of $8.6 million from the sale of its Sigma-series products. Included in 2002 results are restructuring costs of $1.2 million in the fourth quarter and technology write-offs, restructuring costs and acquisition and other nonrecurring charges of $17.7 million in the fiscal year. Cash was $37.7 million and cash flow from operations increased to $28.1 million in 2003 from $7.2 million in 2002.

"We accomplished four critical objectives in 2003," said Jack Noonan, SPSS president and chief executive officer. "First, we noticeably improved the company's fundamentals, particularly our cash generation and overall cash position. Second, we grew our core statistical tools business in almost every major geographic area and customer segment. Third, we were instrumental in differentiating predictive analytics within the business intelligence market, and industry analysts identified SPSS as a clear market leader in published reports. Finally, we found a catalyst to accelerate our efforts in pursuit of the emerging market for predictive analytic applications in the acquisition of DataDistilleries. Three new applications customers were added in the fourth quarter, and we expect our first offering with integrated SPSS and DataDistilleries technologies to be released in the next few months.

"These accomplishments provide us a foundation to build on in 2004," Noonan concluded. "With solidified financials, a growing and profitable core business, an emerging recognized market space, and new talent experienced in selling and delivering predictive analytic applications, we have put ourselves in a position to achieve even greater profitability through improved top-line growth."






                                     -more-

SPSS Inc. reports results for 2003 fourth quarter and fiscal year              2
--------------------------------------------------------------------------------


   Organizations with which SPSS signed significant software license or service agreements in the quarter included: Abbott Laboratories; American International Group, Inc. (AIG); AON Corporation; Arch Wireless; Aventis Pharmaceuticals; Barclays France; BT; Canon Inc.; Churchill Downs Incorporated; Costco Wholesale; Dow Jones Newswires; E&J Gallo Winery; EDF Energy (London); Eli Lilly and Company; Famous Footwear; Fortis Bank; GIE Iposos Europe; KPN Mobile; Lund International Inc.; National Australia Bank; National Commerce Finance; New York Life Insurance; Nikon; Phillip Morris USA; Royal Bank of Scotland; TASC, Inc.; Technical Olympic USA; WestPoint Stevens Inc.; Vodaphone and Yorkshire Water.

   REVENUE PERFORMANCE

   SOFTWARE LICENSES

   Revenues from new software licenses were $26.1 million in the quarter compared to $26.0 million in the same period last year. New revenues increased due to sales of predictive analytic applications from the DataDistilleries acquisition, higher sales of SPSS text mining and desktop statistical analysis tools and changes in currency exchange rates. This increase was offset by lower revenues from new licenses for SPSS market research applications and data mining tools, both compared to strong performances involving seven-figure transactions in the fourth quarter of 2002.

   New license revenue from the applications acquired with DataDistilleries was approximately $630,000 in the current quarter, while sales of the company's NetGenesis(R) Web analytics application were up sequentially and matched the high level achieved in the fourth quarter of 2002.

   New sales of SPSS data mining tools decreased by 14 percent from the fourth quarter in 2002, primarily due to fewer transactions involving server versions of SPSS statistical analysis tools. Partially offsetting this decline were higher new sales of the company's text mining technology, while new revenues from its Clementine data mining workbench equaled the same period last year. For the 2003 fiscal year, new license revenue from SPSS data mining tools increased by 5 percent from 2002.

   New license revenue from desktop SPSS statistical analysis tools increased 5 percent from the fourth quarter of 2002. This increase was primarily driven by the launch of a new release of these products featuring enhanced data visualization and additional analytical capabilities. For the 2003 fiscal year, new license revenue from desktop SPSS statistical tools increased by 5 percent from 2002.

   New revenues from SPSS applications for market research were off 50 percent compared to the fourth quarter of 2002, primarily due to the absence of enterprise-wide license agreements in the current period. For the 2003 fiscal year, new license revenue from SPSS market research applications declined by 8 percent from 2002.

   New sales of ShowCase(R) business intelligence tools in the fourth quarter were equal to that achieved in the same period last year and down 24 percent between the 2003 and 2002 fiscal years.






                                     -more-

SPSS Inc. reports results for 2003 fourth quarter and fiscal year              3
--------------------------------------------------------------------------------


   MAINTENANCE AND SERVICES

   Revenues from maintenance agreements and renewals of annual licenses increased 17 percent to $24.1 million in the quarter from $20.5 million in the same period last year. This growth was due to steady renewal rates for the company's major offerings, maintenance from DataDistilleries applications, and changes in currency exchange rates. For the 2003 fiscal year, maintenance revenues increased by 7 percent from 2002 and increased from 40 percent to 42 percent as a percentage of net revenues.

   Service revenues increased 11 percent to $8.3 million in the quarter from $7.5 million in the same period last year. This increase was primarily due to higher revenues from the SPSS Online (AOL) business, consulting related to implementations of DataDistilleries applications and changes in foreign currency exchange rates, partially offset by a decrease in data mining consulting projects in the United States. Training revenues were up sequentially and flat compared to the fourth quarter of 2002. For the 2003 fiscal year, service revenues decreased by 2 percent from the same period in 2002 and were constant at 16 percent of net revenues.

   FINANCIAL COMMENTARY

   Speaking to other aspects of the quarter, Edward Hamburg, SPSS executive vice president and chief financial officer, said, "Factoring out DataDistilleries revenues and the differential effects of changes in currency exchange rates and deferrals, our internal rate of revenue growth was down about 3 percent. This was a tough comparison, however, as we did not expect to replicate the largest of the market research and data mining tools transactions completed in the 2002 fourth quarter. In addition, revenues were down from new software licenses and consulting projects with agencies of the United States Federal Government due to disbursement delays that pushed business into 2004. Still, new revenues for the 2003 fiscal year from Federal sales grew by 9 percent over 2002, almost completely compensating for the consistently lower revenues seen from North American state and local governments.

   "From an expense standpoint, the company wrote-off assets in the quarter totaling $6.6 million," Hamburg continued, "including $1.3 million of software assets made redundant by the DataDistilleries acquisition and $4.4 million of other intangibles related to the termination of the Siebel CRM implementation. Much of the increases in other operating costs were due to expenses associated with DataDistilleries and changes in currency exchange rates.

   "We also saw marked improvement in the company's balance sheet and cash flow statement," said Hamburg. "Our cash position more than doubled from the previous year while bank debt was held constant, a change primarily due to our improved profitability, tight control over capital expenses, more effective cash collection and the divestiture of our Sigma-series products. Effects of the amended agreement with America Online are shown by the reductions in goodwill and intangible assets as well as current and non-current liabilities. Cash flow from operating activities in 2003 almost quadrupled from the previous year, a growth rate unlikely to repeat in future years but indicative of the healthy cash generation capability of the overall SPSS business."





                                     -more-

SPSS Inc. reports results for 2003 fourth quarter and fiscal year              4
--------------------------------------------------------------------------------


   Hamburg provided the following additional detail on other financial aspects of the quarter and fiscal year:

TOPIC                            COMMENTS
------------------------------------------------------------------------------------------------------------------
Cost of license and               Increase primarily due to higher amortization of capitalized and purchased
maintenance revenues              software technology with the release of new products.
------------------------------------------------------------------------------------------------------------------
Cost of license and
maintenance revenues -            $2.1 million; $1.3 million related to the DataDistilleries acquisition.
software write-offs
------------------------------------------------------------------------------------------------------------------
Sales, marketing and              Increase primarily due to staff additions and changes, the addition of employees
services costs                    with the DataDistilleries acquisition and the effects of currency exchange rates.
------------------------------------------------------------------------------------------------------------------
R&D costs                         Increase primarily due to staff additions and changes, the addition of employees with the DataDistilleries acquisition and the effects of currency exchange rates.
------------------------------------------------------------------------------------------------------------------
G&A costs                         Increase primarily due to the addition of accounting professionals, costs associated with Sarbanes-Oxley compliance, additive costs as a result of the
                                  DataDistilleries acquisition, higher insurance, payroll related expenses and the effects of currency exchange rates.
------------------------------------------------------------------------------------------------------------------
Special G&A charges               Includes the write-off of $4.4 million due to the termination of the Siebel CRM implementation and $1.7 million of severance, bonus and travel costs primarily related to the DataDistilleries acquisition. The fourth quarter of 2002 includes field operations restructuring and downsizing or closure of certain facilities totaling $1.2 million.
------------------------------------------------------------------------------------------------------------------
Other income & income taxes       Includes net gain on the sale of the Sigma-series product line of $8.6 million and gains from currency translations due to the weakening of the $US against other major currencies; partially offset by net interest expense from line-of-credit borrowings. Consistent with prior years, tax provision in the fourth quarter adjusts estimated to actual annual rate. Still assume effective tax rate of 36 percent for 2004.
------------------------------------------------------------------------------------------------------------------
Cash                              Increase of $22.1 million and $14.8 million from December 2002 and September
                                  2003, respectively, primarily due to the divestiture of Sigma-series products and increased cash from operations generated from operating income.
------------------------------------------------------------------------------------------------------------------
Days sales outstanding            78 days average rate, compared to 79 in September 2003 and December 2002.
------------------------------------------------------------------------------------------------------------------
Intangibles, net                  Decrease from December 2002 and September 2003 primarily due to the AOL agreement, partially offset by an increase of $1.3 million related to the
                                  DataDistilleries acquisition.
------------------------------------------------------------------------------------------------------------------
Goodwill                          Decrease from December 2002 and September 2003 primarily due to the AOL agreement, partially offset by an increase related to the DataDistilleries acquisition.
------------------------------------------------------------------------------------------------------------------
Other assets                      Includes deferred tax assets related to net operating loss carry-forwards and other future tax benefits.
------------------------------------------------------------------------------------------------------------------
Capitalized software              Decrease primarily due to the write-off of software totaling $2.1 million, partially offset by the purchase of third-party technologies. Capitalization for the fiscal year was 13.5 percent of research and development costs.
------------------------------------------------------------------------------------------------------------------
Deferred revenues                 Increase from December 2002 and the third quarter of 2003.
------------------------------------------------------------------------------------------------------------------
Current liabilities               Decrease due to reductions in accounts payable, accrued liabilities related to acquisitions, capital lease obligations and royalties, as well as reductions in
                                  AOL-related liabilities; partially offset by increases in tax liabilities.
------------------------------------------------------------------------------------------------------------------
Noncurrent liabilities            Decrease from December 2002 and September 2003 primarily due to the elimination of liabilities associated with the AOL agreement.
------------------------------------------------------------------------------------------------------------------
Staff                             1,252 full-time employees as of December 2003, with 221 sales representatives
                                  (202 quota-carrying). Compares to 1,263 full-time employees in December 2002
                                  (234 sales representatives, 195 quota-carrying); 58% are employed in North
                                  America (33% at headquarters in Chicago), 42% in international offices.
------------------------------------------------------------------------------------------------------------------




                                     -more-

SPSS Inc. reports results for 2003 fourth quarter and fiscal year              5
--------------------------------------------------------------------------------


   OUTLOOK

   Hamburg concluded, saying, "Based on these fourth quarter results and an updated view of current market conditions, we confirm our earlier guidance for the company's performance in 2004, including:

      o  Revenues between $220 and $230 million;

      o  Diluted earnings per share between $0.75 and $0.85; and

      o  Operating income between 10 and 11 percent of revenues.

   This guidance continues to assume a gradual strengthening of the United States dollar against other major currencies throughout the year and a pattern of quarterly revenues and earnings similar to prior years."

   The following summary table describes the company's actual performance during the fiscal year ended Dec. 31, 2003, compared to the previous year, as well as goals for 2003, 2004 and 2006 productivity and profitability:





              Performance vs. Profitability and Productivity Goals


----------------------------------------------------------------------------------------------------------------------------
                                                                                      Target         Target       Target
----------------------------------------------------------------------------------------------------------------------------
Item                                                   2002*           2003*           2003           2004         2006
----------------------------------------------------------------------------------------------------------------------------
Revenue per employee ($000's)                        $ 166,000       $ 168,500      $168-$175K     $170-$175K      $200K
----------------------------------------------------------------------------------------------------------------------------
Revenue ($000's)                                     $ 209,300       $ 210,969
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Operating income (as % of revenue)
----------------------------------------------------------------------------------------------------------------------------
Operating income  (loss)                               -4.4%            3.3%
----------------------------------------------------------------------------------------------------------------------------
Acquisition and nonrecurring charges                   -9.8%           -3.9%
----------------------------------------------------------------------------------------------------------------------------
Adjusted operating income                               5.4%            7.2%          8%-10%         10%-11%        18%
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
EBITDA (as % revenue)
----------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                      -3.8%            5.3%
----------------------------------------------------------------------------------------------------------------------------
Net interest expense                                   -0.5%           -0.3%
----------------------------------------------------------------------------------------------------------------------------
Income tax (expense) benefit                            0.6%           -2.6%
----------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                          -8.4%           -9.2%
----------------------------------------------------------------------------------------------------------------------------
EBITDA                                                  4.5%           17.4%
----------------------------------------------------------------------------------------------------------------------------
Acquisition and nonrecurring charges                   -9.8%            0.2%
----------------------------------------------------------------------------------------------------------------------------
Adjusted EBITDA                                        14.3%           17.2%          16%-18%        18%-20%        25%
----------------------------------------------------------------------------------------------------------------------------

*In 2002 excludes acquisition and other nonrecurring charges of $20.5 million; in 2003 excludes acquisition and other nonrecurring charges of $8.3 million and gain on divestiture of Sigma-series products of $8.6 million





                                     -more-

SPSS Inc. reports results for 2003 fourth quarter and fiscal year              6
--------------------------------------------------------------------------------


   CONFERENCE CALL

   The company will host a conference call to discuss its results at 9:00 a.m. CST on Wednesday, February 18, 2004. These proceedings will be broadcast online at www.spss.com/invest. Please dial 800.299.7635 in the United States or 617.786.2901 internationally to participate; use access code 95652960. A replay will be available for one week after the call and accessible by dialing 888.286.8010 in the United States or 617.801.6888 internationally; use access code 61586686. An archived version of the conference call will also be made available online at www.spss.com/invest.

   ABOUT SPSS INC.

   SPSS Inc. [NASDAQ: SPSS] is a global provider of predictive analytics technology and services. The company's predictive analytics technology connects data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 commercial, academic, and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve processes, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.


   SAFE HARBOR STATEMENT

   The following constitutes the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended:

   Certain statements in this press release are forward-looking statements. Such statements can be identified by phrases such as "should be," "planning" and "expects." Such statements also involve known and unknown risks, including market conditions and competition, which may cause the company's actual results, performance, achievements, or industry results, to be materially different than any future results, performance or achievements expressed or implied in or by such forward-looking statements. By way of example and not limitation, known risks and uncertainties include changes in: market conditions, especially in Asia; changes and/or product demand and acceptance; the competitive environment; product release schedules; and currency fluctuations. In light of these and other risks and uncertainties, the inclusion of a forward-looking statement in this release should not be regarded as a representation by the company that any future results, performance or achievements will be attained. The company assumes no obligation to update the information contained in this press release. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the company's periodic reports (copies of which are available from SPSS upon request).







                                     -more-

SPSS Inc. reports results for 2003 fourth quarter and fiscal year              7
--------------------------------------------------------------------------------


                           SPSS Inc. and Subsidiaries
                      Consolidated Statements of Operations
                        (in thousands, except per share)
                                   (unaudited)


                                                                   Three Months Ended December 31,
                                                                   -------------------------------
                                                                                                  Yr/Yr  % of Total Revenue
                                                                                                         ------------------
                                                                     2003          2002           % Chg.     2003     2002
                                                                     ----          ----           ------     ----     ----
Net Revenues:
 License                                                            $ 26,118       $ 26,003        --         45%      48%
 Maintenance                                                          24,069         20,524        17%        41%      38%
 Service                                                               8,298          7,504        11%        14%      14%
                                                                    ------------------------             ------------------

Total net revenues                                                    58,485         54,031         8%       100%     100%

Operating expenses:
 Cost of license and maintenance revenues                              6,189          5,748         8%        11%      11%
 Cost of license and maintenance revenues - software write-offs        2,147             --       100%         4%       --
 Sales and marketing                                                  31,053         28,855         8%        53%      53%
 Research and development                                             11,704         10,200        15%        20%      19%
 General and administrative                                            4,607          3,844        20%         8%       7%
 Special general and administrative                                    6,104          1,182       416%        10%       2%
                                                                    ------------------------             ------------------

Operating expenses                                                    61,804         49,829        24%       106%      92%
                                                                    ------------------------             ------------------

Operating income (loss)                                               (3,319)         4,202      -179%        -6%       8%

Other income (expense):

 Net interest income (expense)                                           111         (1,098)      110%         --      -2%
 Gain on divestiture of Sigma-series product line                      8,577             --       100%        15%       --
 Other income (expense)                                                  420           (352)      219%         1%      -1%
                                                                    ------------------------             ------------------

Other income (expense)                                                 9,108         (1,450)      728%        16%      -3%
                                                                    ------------------------             ------------------

Income before income taxes                                             5,789          2,752       110%        10%       5%

Income tax expense                                                     1,664          3,527       -53%         3%       6%

                                                                    ------------------------             ------------------
Net income (loss)                                                   $  4,125       $   (775)      632%         7%      -1%
                                                                    ========================             ==================


Basic net income (loss) per common share                              $0.23          $(0.05)      560%

Diluted net income (loss) per common share                            $0.23          $(0.05)      560%

Share data:
Shares used in basic per share computation                           17,679          17,103         3%

Shares used in diluted per share computation                         18,103          17,103         6%





                                     -more-

SPSS Inc. reports results for 2003 fourth quarter and fiscal year              7
--------------------------------------------------------------------------------


                           SPSS Inc. and Subsidiaries
                     Consolidated Statements of Operations
                        (in thousands, except per share)
                                  (unaudited)

                                                                Year Ended December 31,
                                                          --------------------------------------
                                                                                          Yr/Yr     % of Total Revenue
                                                                                                    ------------------
                                                             2003           2002          % Chg.       2003       2002
                                                             ----           ----          ------       ----       ----
Net revenues:
 License                                                   $88,826         $92,114          -4%        42%         44%

 Maintenance                                                88,834          83,354           7%        42%         40%

 Service                                                    33,309          33,832          -2%        16%         16%
                                                          -------------------------               ---------------------


Total net revenues                                         210,969        209,300            1%       100%        100%


Operating expenses:
 Cost of license and maintenance revenues                   17,991         21,200          -15%         9%         10%

 Cost of license and maintenance revenues - software         2,147          5,751          -63%         1%          3%
 write-offs
 Sales and marketing                                       115,783        120,803           -4%        55%         58%

 Research and development                                   44,167         41,624            6%        21%         20%

 General and administrative                                 17,871         17,251            4%         8%          8%

 Special general and administrative                          6,104          9,037          -32%         3%          4%

 Merger-related                                                -            2,260         -100%           -         1%

 Illumitek shut-down charges                                   -              518         -100%           -          -

 Acquired in-process technology                                -              150         -100%           -          -
                                                          -------------------------               ---------------------


Operating expenses                                         204,063        218,594           -7%         97%       104%
                                                          -------------------------               ---------------------


Operating income (loss)                                      6,906         (9,294)         174%          3%        -4%


Other income (expense):
 Net interest expense                                        (624)         (1,082)         -42%           -        -1%

 Gain on divestiture of Sigma-series product line            8,577             -              -          4%         -

 Other income                                                1,798            752          139%          1%         -
                                                          -------------------------               ---------------------


Other income (expense)                                       9,751           (330)        3055%          5%        -1%
                                                          -------------------------               ---------------------


Income (loss) before income taxes and minority interest     16,657         (9,624)         273%          8%        -5%


Income tax expense (benefit)                                 5,575         (1,228)         554%          3%        -1%
                                                          -------------------------               ---------------------


Income (loss) before minority interest                      11,082         (8,396)         232%          5%        -4%


Minority interest                                               -             497         -100%            -         -
                                                          -------------------------               ---------------------


Net income (loss)                                          $11,082      $  (7,899)         240%          5%        -4%
                                                          =========================               =====================


Basic net income (loss) per common share                   $  0.64      $   (0.47)         236%


Diluted net income (loss) per common share                 $  0.63      $   (0.47)         234%


Share data:
Shares used in basic per share computation                  17,351         16,887            3%

Shares used in diluted per share computation                17,562         16,887            4%




                                     -more-

SPSS Inc. reports results for 2003 fourth quarter and fiscal year              9
--------------------------------------------------------------------------------


                           SPSS Inc. and Subsidiaries
                      Consolidated Condensed Balance Sheets
                                 (in thousands)
                                   (unaudited)

                                                                     DECEMBER 31,            DECEMBER 31,
                                                                         2003                    2002
                                                                  -------------------     -------------------
ASSETS
Current assets
     Cash and cash equivalents                                            $   37,742              $   15,589
     Accounts receivable, net                                                 49,791                  49,917
     Inventories                                                               1,564                   2,775
     Other current assets                                                     35,015                  28,108
                                                                  -------------------     -------------------
        Total current assets                                                 124,112                  96,389

Property, equipment and leasehold improvements, net                           28,083                  37,630
Capitalized software development costs, net                                   27,372                  27,629
Goodwill                                                                      49,310                  53,560
Intangibles, net of accumulated amortization                                   6,671                  14,153
Other noncurrent assets                                                       14,261                  19,375
                                                                  -------------------     -------------------
        Total assets                                                      $  249,809              $  248,736
                                                                  ===================     ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable                                                        $    2,500               $   2,500
     Accounts payable                                                          8,349                  11,764
     Merger consideration                                                      3,723                   7,250
     Income taxes and value added taxes payable                               13,533                   6,680
     Other current liabilities                                                23,237                  27,138
     Deferred revenues                                                        47,615                  43,603
                                                                  -------------------     -------------------
        Total current liabilities                                             98,957                  98,935

Noncurrent liabilities                                                         6,801                  18,265

Stockholders' equity                                                         144,051                 131,536
                                                                  -------------------     -------------------

        Total liabilities and stockholders' equity                        $  249,809              $  248,736
                                                                  ===================     ===================


                                     -more-

SPSS Inc. reports results for 2003 fourth quarter and fiscal year             10
--------------------------------------------------------------------------------


                           SPSS Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (unaudited)

                                                                                   YEAR ENDED
                                                                                  DECEMBER 31,
                                                                          ------------------------------
                                                                              2003              2002
                                                                          --------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                           $ 11,082      $ (7,899)
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
          Depreciation and amortization                                           19,329         17,522
          Deferred income taxes                                                    1,462        (4,821)
          Gain on divestiture of Sigma-series product line                       (8,577)              -
          Write-off of software costs to cost of sales                             2,147          5,751
          Write-off of internal use software and acquired technology               4,447            150
          Illumitek shut-down charges                                                  -            518
          Concurrent purchase and sale of software                                     -           (42)
          Changes in assets and liabilities:
             Accounts receivable                                                   3,396          1,296
             Inventories                                                             699            458
             Restricted cash                                                       1,404            486
             Accounts payable                                                    (4,230)          1,578
             Accrued expenses                                                    (7,812)        (3,665)
             Accrued income taxes                                                  5,821          2,204
             Deferred revenues                                                     3,270        (3,207)
             Other                                                               (4,295)        (3,109)
                                                                          --------------   -------------

Net cash provided by operating activities                                         28,143          7,220
                                                                          --------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures, net                                                   (2,573)       (12,859)
     Capitalized software development costs                                      (9,238)       (10,085)
     Payment to AOL for direct marketing services                                (6,223)        (7,250)
     Proceeds from the divestiture of Sigma-series product line                    9,000              -
     Payment for acquisitions                                                    (1,000)        (3,500)
     Proceeds from maturities and sale of marketable securities                        -          9,792
     Other investing activity                                                          -          (486)
                                                                          --------------   -------------

Net cash used in investing activities                                           (10,034)       (24,388)
                                                                          --------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (repayments) under line-of-credit agreements                    (49)          7,325
     Proceeds from issuance of common stock                                        2,666          1,682
                                                                          --------------   -------------

Net cash provided by financing activities                                          2,617          9,007
                                                                          --------------   -------------

Effect of exchange rate on cash                                                    1,427          2,350
                                                                          --------------   -------------

Net change in cash and cash equivalents                                           22,153        (5,811)
Cash and cash equivalents at beginning of period                                  15,589         21,400
                                                                          --------------   -------------
Cash and cash equivalents at end of period                                      $ 37,742       $ 15,589
                                                                          ==============   =============